Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-135076, 333-116930, 333-90045, 333-77943, 333-39396, 333-33038, 333-67692, 333-168834) of Autobytel Inc. of our report dated November 12, 2010, with respect to the combined financial statements of Cyber Ventures, Inc. and Autotropolis, Inc. as of and for the years ended December 31, 2009 and 2008 included in this Current Report on Form 8-K/A of Autobytel Inc.

                                            /s/ Ernst & Young LLP

Orange County, California
November 12, 2010